Exhibit 99.1

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                                                   NEWS RELEASE
                                       The Investor Relations Company serves as
                                       investor relations counsel to this
Heartland Partners, L.P.               company, is acting on the company's
53 W. Jackson Blvd., Suite 1150        behalf in issuing this news release and
Chicago, IL 60661                      receiving compensation therefor. The
312-575-0400                           information contained herein is furnished
                                       for information purposes only and is not to be construed as an offer to buy or sell securities.
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For further Information:

At Heartland Partners, L.P.:                   At The Investor Relations Co.
Lawrence Adelson                               Brien Gately
Chief Executive Officer                        (847) 296-4200
(312) 834-0592


          HEARTLAND PARTNERS, L.P. RECEIVED COMPLIANCE LETTER FROM AMEX

CHICAGO, April 22, -- Heartland Partners, L.P. (AMEX: HTL) today announced that on April 21, 2005, Heartland Partners, L.P. received a letter from the American Stock Exchange notifying the company that it was not in compliance with Section 1101 of the Amex Company Guide (and accordingly was not in compliance with the Amex continued listing standards) because it had not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission.

The letter states that the company has until May 2, 2005 to file the 2004 Annual Report with the SEC. If the company does not file the 2004 Annual Report by such date, the AMEX may commence a continuing listing evaluation and follow-up procedures. Heartland's management said the company is devoting substantial resources to complete and file the 2004 Annual Report with the SEC as soon as reasonably possible and to restore compliance with the AMEX continued listing standards.

About Heartland

Heartland Partners is a Chicago-based real estate partnership with properties primarily in the upper Midwest United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. CMC is the successor to the Milwaukee Road Railroad, founded in 1847.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company, Heartland or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. The forward-looking statements included in this release are made only as of the date of publication, and the company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For more information on Heartland Partners, L.P., see the company's most recent reports on Forms 10-K and 10-Q, which may be found at www.sec.gov.


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